SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|   Definitive Information Statement

                              GULF RESOURCES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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

                              GULF RESOURCES, INC.
                            Chenming Industrial Park
                     Shouguang City, Shandong, China 262714

                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
            OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK

To Our Stockholders:

NOTICE IS HEREBY GIVEN to inform the holders of record, as of October 19, 2007 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock"), of Gulf Resources, Inc. (the "Company," "us," or "our") that our board of directors recommended and the holders of a majority of our outstanding Common Stock voted in favor of resolutions in connection with the following actions:

      A. Amending the Company's Certificate of Incorporation, as amended, (i) to effect a forward stock split of the issued and outstanding shares of the Company's Common Stock on the basis of two (2) post-split shares of Common Stock for every one (1) pre-split share of Common Stock (the "Forward Stock Split") and (ii) to increase the total number of authorized shares of Common Stock from 70,000,000 to 400,000,000 (the "Authorized Shares Increase")

All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder solely for the purpose of informing stockholders of these corporate actions.

Our stockholders of record as of the close of business on the Record Date are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement. We are mailing the Information Statement on or about November 6, 2007 to such stockholders of record on the Record Date. The Forward Stock Split and the Authorized Shares Increase will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

BECAUSE THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK HAS SATISFIED THE APPLICABLE STOCKHOLDER VOTING REQUIREMENT OF THE DELAWARE GENERAL CORPORATION LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS, WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

By Order of the Board of Directors,


/s/ Ming Yang
-----------------------
Ming Yang
Chief Executive Officer
November 5, 2007

                              GULF RESOURCES, INC.
                            Chenming Industrial Park
                     Shonguang City, Shandong, China 262714

                              INFORMATION STATEMENT

This information statement (the "Information Statement") is being furnished on or about November 6, 2007 (the "Mailing Date") to all stockholders of record of common stock, par value $0.001 per share (the "Common Stock") of Gulf Resources, Inc. (the "Company," "us," or "our"), in connection with resolutions of the board of directors of the Company (the "Board of Directors") and the written consent of the holders of a majority of the outstanding Common Stock of the Company adopting a two-for-one-forward stock split (the "Forward Stock Split") of the issued and outstanding shares of Common Stock, and an increase in the number of authorized shares of Common Stock from 70,000,000 to 400,000,000 (the "Authorized Shares Increase"). The Forward Stock Split and the Authorized Shares Increase were adopted pursuant to the written consent of the Board of Directors and of the holders of a majority of the capital stock of the Company entitled to vote. This Information Statement also refers to the approval of an amendment of our Certificate of Incorporation (the "Amendment") to effect the Forward Stock Split and the Authorized Shares Increase.

The actions to be taken pursuant to the written consent shall be made effective at least twenty calendar (20) days after the initial mailing of this Information Statement to our stockholders.

The Board of Directors approved the adoption of the Forward Stock Split, the Authorized Shares Increase and the Amendment by written consent, pursuant to
Section 141 of the Delaware General Corporation Law (the "DGCL"), as it believes that such actions are in the best interests of the Company. Stockholder approval of the adoption of the Forward Stock Split, and the Amendment was effected pursuant to Section 228 of the DGCL by a written consent of the holders of a majority of our outstanding Common Stock that was signed by the owners of approximately 52% of our issued and outstanding Common Stock. As of the Record Date, we had outstanding 49,834,421 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Forward Stock Split, the Authorized Shares Increase and the Amendment is authorized by Section 228(a) of the DGCL, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Forward Stock Split, the Authorized Shares Increase and the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions. This Information statement is furnished only to inform stockholders of the Company of the above actions taken by the majority of stockholders of the Company before such action takes effect in accordance with the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act").

                      OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consists of 70,000,000 shares of Common Stock, of which 49,834,421 were issued and outstanding. Holders of Common Stock have no preemptive rights to acquire or subscribe to any additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Notwithstanding the foregoing, however, because consenting stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock of the Company has voted in favor of the foregoing proposals by resolution and has sufficient voting power to approve such proposals through their ownership of capital stock of the Company, no other stockholder consents will be solicited in connection with this Information Statement.

Our principal executive offices are located at the address indicated above. This Information Statement will be mailed on the Mailing Date to stockholders of record as of the close of business on October 19, 2007 (the "Record Date"). It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Common Stock as of the Record Date, without giving effect to the Forward Stock Split or the Authorized Shares Increase, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all officers and directors as a group. Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name                                                    Shares           Percent
----                                                    ------           -------
Beneficial owners of more than 5%:
Ming Yang                                              5,024,400 (1)      10.08%
Wenxiang Yu                                           12,963,053          26.01%
Shandong Haoyuan Industry Group Ltd.                   8,249,465          16.55%
Zhi Yang                                               3,349,600           6.72%
First Capital Limited                                  2,915,000           5.85%
China US Bridge Capital Limited                        2,650,000           5.31%
Shenzhen Dingyi Investment Company Limited             2,517,500           5.05%

Directors and Executive Officers:
Min Li                                                         0             --
Naihui Miao                                                    0             --
All directors and executive officers as a group        5,024,400 (1)      10.08%

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(1) Does not include shares beneficially owned by Shandong Haoyuan Industry
Group Ltd. ("SHIG"). Ming Yang, our Chairman and Chief Executive Officer, is the controlling shareholder and a director and Chairman and Chief Executive Officer of SHIG.

                 FORWARD STOCK SPLIT AUTHORIZED SHARES INCREASE

General

The Board of Directors adopted, and the holders of a majority of the outstanding Common Stock of the Company approved, the Forward Stock Split, the Authorized Shares Increase and the Amendment.

The Board of Directors approved the adoption of the Forward Stock Split, the Authorized Shares Increase and the Amendment as it believes the corporate actions are in the best interests of the Company and its stockholders.

Vote Required

Adoption of the Forward Stock Split, the Authorized Shares Increase and the Amendment requires the approval by holders of at least a majority of the outstanding shares of the Common Stock who are present, or represented, and entitled to vote thereon, at a special or annual meeting of our stockholders.
Section 228(a) of the DGCL provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.

The Board of Directors fixed the close of business on the Record Date for determining the stockholders entitled to notice of the above noted action.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

Dissenters' Right of Appraisal

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under the DGCL in connection with the Forward Stock Split and the Authorized Shares Increase.

Effect of the Forward Stock Split

The Forward Stock Split would not affect the registration of our Common Stock under the Exchange Act, nor will it change our periodic reporting and other obligations thereunder.

The number of stockholders of record would not be affected by the Forward Stock Split. The Forward Stock Split will not change the authorized number of shares of Common Stock, and there will be no change in the par value of our Common Stock.

The number of shares of our Common Stock issued and outstanding will be increased following the effective date of the Forward Stock Split in accordance with the following formula: every one (1) share of our Common Stock owned by a stockholder will automatically be changed into and become two (2) new shares of our Common Stock.

Therefore, the Forward Stock Split will increase the number of presently issued and outstanding shares of Common Stock from 49,834,421 to 99,668,842. The market price of the Common Stock may fall proportionally to the increase in the number of shares outstanding as a result of the Forward Stock Split. There can be no assurances that the market price of the Common Stock will return to its pre-Forward Stock Split level.

As described below, all fractional share amounts resulting from the Forward Stock Split will be rounded up to the nearest whole share in lieu of issuing any fractional share.

We do not have any provisions in our Certificate of Incorporation, Bylaws, or agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

There are no adverse material consequences or any anti-takeover provisions in either our Certificate of Incorporation or Bylaws that would be triggered as a consequence of the Forward Stock Split. The Certificate of Incorporation or Bylaws do not address any consequence of the Forward Stock Split.

In addition, commencing with the effective date of the Forward Stock Split, all outstanding options, warrants and other convertible or exercisable securities entitling the holders thereof to purchase shares of Common Stock will entitle such holders to receive, upon exercise of their securities, two-times of the number of shares of Common Stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing on the effective date of the Forward Stock Split, the exercise or conversion price of all outstanding derivative securities of the Company will be decreased by half.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Forward Stock Split.

The following description of the material federal income tax consequences of the Forward Stock Split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Forward Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers, banks, regulated investment companies, foreign entities or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Forward Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the federal income tax effects of the Forward Stock Split will be that a stockholder who receives an increased number of shares of our Common Stock will not recognize gain or loss. With respect to a Forward Stock Split, such a stockholder's basis in the increased number of shares of our Common Stock will equal the stockholder's basis in its old shares of our Common Stock. The holding period of the post-effective Forward Stock Split shares received will include the holding period of the pre-effective Forward Stock Split shares exchanged. The Company's views regarding the tax consequences of the Forward Stock Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE FORWARD STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

Effect of the Authorized Shares Increase

The additional shares of Common Stock will enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions of property and securities of other companies, financings, and other corporate purposes. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership for the current stockholders, as well as their proportionate voting rights. However, at this time, the Company does not have any plans to issue any unallotted authorized capital.

The above-described actions are not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement. However, stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of Directors to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company. In addition, it is possible that the officers and directors of the Company may use the additional shares to resist or frustrate third-party transactions that may provide an above-market premium for the purchase of shares of the stock of the Company that may be favored by majority of independent shareholders.

The Forward Split Stock and the Authorized Shares have the following effects upon the number of shares of common stock outstanding (49,834,421 shares as of the Record Date) and upon the number of authorized and unissued shares of common stock (assuming that no additional shares of common stock are issued by the Company after the Record Date): The common stock will continue to be $0.001 par value common stock following any Forward Stock Split, and the number of shares of common stock outstanding will be increased. The following example is intended for illustrative purposes.

Following the Forward Stock Split and the Authorized Shares Increase, the number of shares of the Company's common stock will be as follows:

                            Common Stock Outstanding     Authorized Common Stock
                            ------------------------     -----------------------
Pre-Forward Stock Split            49,834,421                   70,000,000
Post-Forward Stock Split           99,668,842                  400,000,000

Effective Date

The Forward Stock Split and the Authorized Shares Increase shall become effective on the date that is at least twenty (20) calendar days after the initial mailing of this Information Statement in accordance with the Amendment which we will file with the Delaware Secretary of State. Accordingly, on such date, all shares of Common Stock held by stockholders that were issued and outstanding on such date will be, automatically and without any action on the part of stockholders, converted into new shares of Common Stock in accordance with the two-for-one exchange ratio.

Our transfer agent, Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Forward Stock Split shares may choose, but do not need to, surrender certificates representing such shares for certificates representing post-Forward Stock Split shares in accordance with the procedures set forth in the letter of transmittal accompanying this Information Statement. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. The Company plans for the exchange of certificates to be voluntary. Stockholders will be required to pay all fees, including the transfer agent's fees, associated with the certificate exchange and delivery.

                             ADDITIONAL INFORMATION

The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any shareholders other than the proposal, which is the subject of this Information Statement.